SIGNATURE

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this Amendment No. 7 is true, complete and correct.

Dated:  May 3, 2011

Tu Guo Shen

/s/ Tu Guo Shen
Name:	Tu Guo Shen

Whitehorse Technology Limited

By:	/s/ Tu Guo Shen
Name:	Tu Guo Shen
Title:	Director

Intelligent One Limited

By:	/s/ Tu Guo Shen
Name:	Tu Guo Shen
Title:	Director

Rightmark Holdings Limited

By:	/s/ Tu Guo Shen
Name:	Tu Guo Shen
Title:	Director